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                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-44299-01



                          PROSPECTUS SUPPLEMENT DATED
                                  MAY 24, 1999
                      (TO PROSPECTUS DATED JULY 17, 1998)


     The rating on the Class M Certificates that is set forth on pages S-5 and S-6 of the Prospectus Supplement dated May 21, 1999 are incorrect. The correct rating by Moody's Investors Service, Inc. for the Class M Certificates is "B3."